
                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           SMTEK International, Inc.,

                           Cardinal Acquisition, Inc.

                                       and

                                 CTS Corporation

                          Dated as of November 16, 2004

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                                TABLE OF CONTENTS

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ARTICLE I             THE MERGER................................................................................       1

         Section 1.1       The Merger...........................................................................       1
         Section 1.2       Closing..............................................................................       2
         Section 1.3       Effective Time.......................................................................       2
         Section 1.4       Effects of the Merger................................................................       2
         Section 1.5       Certificate of Incorporation and By-laws.............................................       2
         Section 1.6       Directors and Officers of the Surviving Corporation..................................       2

ARTICLE II            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                      SURRENDER OF CERTIFICATES AND PAYMENT.....................................................       3

         Section 2.1       Effect on Capital Stock..............................................................       3
                  (a)      Merger Sub's Common Stock............................................................       3
                  (b)      Cancellation of Treasury Stock and Owned Stock.......................................       3
                  (c)      Conversion of Company Common Stock...................................................       3
         Section 2.2       Exchange of Certificates.............................................................       4
                  (a)      Exchange Agent.......................................................................       4
                  (b)      Exchange Procedures..................................................................       4
                  (c)      Dividends; Other Distributions.......................................................       5
                  (d)      No Further Ownership Rights in Company Common Stock..................................       5
                  (e)      No Fractional Shares.................................................................       6
                  (f)      Termination of Exchange Fund.........................................................       6
                  (g)      No Liability.........................................................................       6
                  (h)      Investment of Exchange Fund..........................................................       6
                  (i)      Lost Certificates....................................................................       6
         Section 2.3       Certain Adjustments..................................................................       7
         Section 2.4       Dissenters' Rights...................................................................       7
         Section 2.5       Further Assurances...................................................................       7
         Section 2.6       Withholding Rights...................................................................       7

ARTICLE III           REPRESENTATIONS AND WARRANTIES............................................................       8

         Section 3.1       Representations and Warranties of Company............................................       8
                  (a)      Organization, Standing and Corporate Power...........................................       8
                  (b)      Subsidiaries.........................................................................       8
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                  (c)      Capital Structure....................................................................       9
                  (d)      Authority; Noncontravention..........................................................       9
                  (e)      SEC Reports and Financial Statements; Undisclosed Liabilities; Internal
                           Controls.............................................................................      10
                  (f)      Information Supplied.................................................................      12
                  (g)      Absence of Certain Changes or Events.................................................      12
                  (h)      Compliance with Applicable Laws; Litigation..........................................      12
                  (i)      Employee Benefit Plans...............................................................      13
                  (j)      Taxes................................................................................      17
                  (k)      Environmental Matters................................................................      18
                  (l)      Real Property; Assets................................................................      21
                  (m)      Intellectual Property................................................................      22
                  (n)      Labor Agreements and Employee Issues.................................................      23
                  (o)      Certain Contracts....................................................................      23
                  (p)      Insurance............................................................................      24
                  (q)      Acquisitions and Divestitures........................................................      24
                  (r)      Affiliate Transactions...............................................................      24
                  (s)      Voting Requirement...................................................................      25
                  (t)      State Takeover Statutes..............................................................      25
                  (u)      Opinion of Financial Advisor.........................................................      25
                  (v)      Brokers..............................................................................      25
         Section 3.2       Representations and Warranties of Parent and Merger Sub..............................      25
                  (a)      Organization, Standing and Corporate Power...........................................      26
                  (b)      Authority; Noncontravention..........................................................      26
                  (c)      SEC Reports and Financial Statements; Undisclosed Liabilities; Internal
                           Controls.............................................................................      27
                  (d)      Information Supplied.................................................................      28
                  (e)      Compliance with Applicable Laws; Litigation..........................................      28
                  (f)      Available Funds......................................................................      29

ARTICLE IV            COVENANTS RELATING TO CONDUCT OF BUSINESS.................................................      29

         Section 4.1       Conduct of Business..................................................................      29
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                                  (continued)

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                  (a)      Conduct of Business by the Company...................................................      29
                  (b)      Other Actions........................................................................      31
                  (c)      Advice of Changes....................................................................      31
         Section 4.2       No Solicitation by the Company.......................................................      32
                  (a)      Company Takeover Proposal............................................................      32
                  (b)      Definitions..........................................................................      32
                  (c)      Actions by the Company...............................................................      33
                  (d)      Notice of Company Takeover Proposal..................................................      34
                  (e)      Rule 14e-2(a), Rule 14d-9 and Other Applicable Law...................................      34
                  (f)      Return or Destruction of Confidential Information....................................      34

ARTICLE V             ADDITIONAL AGREEMENTS.....................................................................      34

         Section 5.1       Preparation of the Form S-4 Proxy Statement;   Stockholders Meeting..................      34
                  (a)      Form S-4 Proxy Statement.............................................................      34
                  (b)      Stockholders Meeting.................................................................      35
         Section 5.2       Letters of the Company's Accountants.................................................      35
         Section 5.3       Letters of Parent's Accountants......................................................      35
         Section 5.4       Access to Information; Confidentiality...............................................      36
         Section 5.5       Reasonable Best Efforts; Cooperation.................................................      36
                  (a)      Reasonable Best Efforts..............................................................      36
                  (b)      No Takeover Statutes Apply...........................................................      36
                  (c)      Significant Developments.............................................................      37
                  (d)      Stockholders Agreement...............................................................      37
         Section 5.6       Stock Options, Warrants and Restricted Stock.........................................      37
         Section 5.7       Indemnification......................................................................      37
                  (a)      Rights Assumed by Surviving Corporation..............................................      37
                  (b)      Successors and Assigns of Surviving Corporation......................................      37
                  (c)      Continuing Coverage..................................................................      37
                  (d)      Intended Beneficiaries...............................................................      38
         Section 5.8       Public Announcements.................................................................      38
         Section 5.9       Affiliates...........................................................................      38
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                                  (continued)

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         Section 5.10      NYSE Listing.........................................................................      38
         Section 5.11      Stockholder Litigation...............................................................      38
         Section 5.12      Standstill Agreements; Confidentiality Agreements....................................      39
         Section 5.13      Transition...........................................................................      39
         Section 5.14      Section 16(b)........................................................................      39
         Section 5.15      Employee Benefit Matters.............................................................      40
                  (a)      Company Benefit Plans................................................................      40
                  (b)      Affected Employees...................................................................      40
                  (c)      New Plans............................................................................      40

ARTICLE VI            CONDITIONS PRECEDENT......................................................................      41

         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger...........................      41
                  (a)      Stockholder Approval.................................................................      41
                  (b)      Governmental and Regulatory Approvals................................................      41
                  (c)      No Injunctions or Restraints.........................................................      41
                  (d)      Form S-4.............................................................................      41
                  (e)      NYSE Listing.........................................................................      41
         Section 6.2       Conditions to Obligations of Parent and Merger Sub...................................      42
                  (a)      Representations and Warranties.......................................................      42
                  (b)      Performance of Obligations of the Company............................................      42
                  (c)      Officer's Certificate................................................................      42
         Section 6.3       Conditions to Obligations of the Company.............................................      42
                  (a)      Representations and Warranties.......................................................      42
                  (b)      Performance of Obligations of Parent and Merger Sub..................................      42
                  (c)      Officer's Certificate................................................................      42
         Section 6.4       Frustration of Closing Conditions....................................................      42

ARTICLE VII           TERMINATION...............................................................................      43

         Section 7.1       Termination..........................................................................      43
                  (a)      Termination by Mutual Consent........................................................      43
                  (b)      Termination by Parent or the Company.................................................      43
                  (c)      Termination by Parent................................................................      43
                  (d)      Termination by the Company...........................................................      44
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                                  (continued)

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         Section 7.2       Effect of Termination................................................................      44
         Section 7.3       Fees and Expenses....................................................................      44
                  (a)      Division of Fees and Expenses........................................................      44
                  (b)      Event of Termination.................................................................      44
                  (c)      Failure to Pay Transaction Fee.......................................................      45

ARTICLE VIII          GENERAL PROVISIONS........................................................................      45

         Section 8.1       Nonsurvival of Representations and Warranties........................................      45
         Section 8.2       Notices..............................................................................      45
         Section 8.3       Interpretation.......................................................................      47
         Section 8.4       Counterparts.........................................................................      48
         Section 8.5       Entire Agreement; No Third-Party Beneficiaries.......................................      48
         Section 8.6       Governing Law........................................................................      48
         Section 8.7       Assignment...........................................................................      48
         Section 8.8       Consent to Jurisdiction..............................................................      48
         Section 8.9       Specific Enforcement.................................................................      49
         Section 8.10      Amendment............................................................................      49
         Section 8.11      Extension; Waiver....................................................................      49
         Section 8.12      Severability.........................................................................      49

                                    EXHIBITS

Exhibit A.......................................................................................................     A-1

                             TABLE OF DEFINED TERMS

TERM                                                                                                                 PAGE
----                                                                                                                 ----
ACQUISITION AGREEMENT...........................................................................................      33
ADJUSTMENT EVENT................................................................................................       7
AFFILIATE.......................................................................................................      47
AGREEMENT.......................................................................................................       1
BUSINESS DAY....................................................................................................       2
CASH CONSIDERATION..............................................................................................       3
CASH ELECTION...................................................................................................       3
CERTIFICATE OF MERGER...........................................................................................       2
CLOSING.........................................................................................................       2
CLOSING DATE....................................................................................................       2
CLOSING VWAP....................................................................................................       3
CODE............................................................................................................       8
COMPANY.........................................................................................................       1
COMPANY ADVERSE RECOMMENDATION CHANGE...........................................................................      33
COMPANY BENEFIT PLANS...........................................................................................      13
COMPANY CERTIFICATE.............................................................................................       3
COMPANY COMMON STOCK............................................................................................       1
COMPANY CONTRACT................................................................................................      24
COMPANY DISCLOSURE LETTER.......................................................................................       8
COMPANY ENTITIES................................................................................................       8
COMPANY SEC DOCUMENTS...........................................................................................      11
COMPANY STOCK OPTIONS...........................................................................................       9
COMPANY STOCK PLANS.............................................................................................       9
COMPANY SUBSIDIARIES............................................................................................       8
COMPANY SUBSIDIARY..............................................................................................       8
COMPANY TAKEOVER PROPOSAL.......................................................................................      33
COMPANY WARRANTS................................................................................................       9
CONFIDENTIALITY AGREEMENT.......................................................................................      36
DGCL............................................................................................................       1
DISSENTING SHARES...............................................................................................       7
DISSENTING STOCKHOLDER..........................................................................................       7
EFFECTIVE TIME..................................................................................................       2
EMPLOYEE........................................................................................................      17
ENVIRONMENT.....................................................................................................      20
ENVIRONMENTAL CLAIM.............................................................................................      20
ENVIRONMENTAL CONDITION.........................................................................................      21
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                                      -vi-
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
TERM                                                                                                                 PAGE
----                                                                                                                 ----
ENVIRONMENTAL LAWS..............................................................................................      20
ENVIRONMENTAL PERMIT............................................................................................      21
ERISA...........................................................................................................      14
ERISA AFFILIATE.................................................................................................      14
EXCHANGE ACT....................................................................................................       8
EXCHANGE AGENT..................................................................................................       4
EXCHANGE FUND...................................................................................................       4
EXCHANGE RATIO..................................................................................................       3
FOREIGN PLAN....................................................................................................      13
FORM S-4........................................................................................................      12
GAAP............................................................................................................      11
GOVERNMENTAL ENTITY.............................................................................................      10
HAZARDOUS SUBSTANCE.............................................................................................      20
INDEMNIFIED PARTIES.............................................................................................      38
INTELLECTUAL PROPERTY...........................................................................................      22
KNOWLEDGE.......................................................................................................      47
LAW.............................................................................................................      21
LEASED REAL PROPERTY............................................................................................      21
LEASES..........................................................................................................      21
LIENS...........................................................................................................      47
MATERIAL ADVERSE CHANGE.........................................................................................      47
MATERIAL ADVERSE EFFECT.........................................................................................      47
MAXIMUM EXCHANGE RATIO..........................................................................................       4
MERGER..........................................................................................................       1
MERGER CONSIDERATION............................................................................................       3
MERGER SUB......................................................................................................       1
MERGER SUB COMMON STOCK.........................................................................................       3
MULTIEMPLOYER PLAN..............................................................................................      16
MULTIPLE EMPLOYER PLAN..........................................................................................      16
NOTICE OF ADVERSE RECOMMENDATION................................................................................      33
NYSE............................................................................................................       4
OWNED REAL PROPERTY.............................................................................................      21
PARENT..........................................................................................................       1
PARENT COMMON STOCK.............................................................................................       3
PARENT SEC DOCUMENTS............................................................................................      27
PBGC............................................................................................................      15
PCBS............................................................................................................      20
PERMITS.........................................................................................................      13
PERSON..........................................................................................................      47
POST-CLOSING TAX PERIOD.........................................................................................      17
POST-SIGNING VWAP...............................................................................................       4
PRE-CLOSING TAX PERIOD..........................................................................................      17
PREFERRED STOCK.................................................................................................       9
PROXY STATEMENT.................................................................................................      10
RECENT SEC REPORTS..............................................................................................      18
RELEASE.........................................................................................................      20
REPRESENTATIVES.................................................................................................      32
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                                     -vii-
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
TERM                                                                                                                 PAGE
----                                                                                                                 ----
RESTRAINTS......................................................................................................      41
SEC.............................................................................................................      10
SECURITIES ACT..................................................................................................      11
STOCK CONSIDERATION.............................................................................................       3
STOCK VALUE.....................................................................................................       3
STOCKHOLDER APPROVAL............................................................................................      25
STOCKHOLDERS AGREEMENT..........................................................................................       1
STOCKHOLDERS MEETING............................................................................................      35
SUBSIDIARY......................................................................................................      48
SUPERIOR PROPOSAL...............................................................................................      32
SURVIVING CORPORATION...........................................................................................       2
TAKEOVER STATUTE................................................................................................      25
TAX.............................................................................................................      18
TAX RETURN......................................................................................................      18
TAXES...........................................................................................................      18
TERMINATION DATE................................................................................................      43
TERMINATION FEE.................................................................................................      45
TRADING DAY.....................................................................................................       4
TRANSFEREE......................................................................................................       4
WARRANT AGREEMENTS..............................................................................................       9

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of November 16, 2004, by and among CTS Corporation, an Indiana corporation ("PARENT"), Cardinal Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and SMTEK International, Inc., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that a business combination between Parent and the Company is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the merger of Merger Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereby the separate corporate existence of Merger Sub shall cease and each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK"), other than Dissenting Shares and any shares of Company Common Stock owned by Parent or any direct or indirect subsidiary of Parent or held in the treasury of the Company, will be converted into the right to receive the Merger Consideration as provided in Section 2.1 of this Agreement;

                  WHEREAS, the Board of Directors of the Company has determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders;

                  WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

                  WHEREAS, as a material inducement for Parent and Merger Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company have entered into a stockholders agreement with Parent (the "STOCKHOLDERS AGREEMENT"), which includes, among other things, an irrevocable proxy granting to Parent the right to vote all of the Company Common Stock of such Company stockholders in favor of the adoption and approval of this Agreement and the Merger.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. In accordance with the DGCL, Merger Sub will be merged with and into the Company at the Effective Time and the separate corporate existence of

Merger Sub will thereupon cease. Following the Effective Time, the Company will be the surviving corporation (the "SURVIVING CORPORATION").

                  Section 1.2 Closing. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties, which is to be no later than the second Business Day after satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI, unless another time or date is agreed to by the parties to this Agreement. The Closing will be held at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, or such other location to which the parties to this Agreement agree in writing. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE." "BUSINESS DAY" means any day other than Saturday, Sunday or any federal holiday.

                  Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the terms of this Agreement and (ii) make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as the Company, Parent and Merger Sub agree and specify in the Certificate of Merger (the date and time the Merger becomes effective is hereinafter referred to as the "EFFECTIVE TIME").

                  Section 1.4 Effects of the Merger. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.5 Certificate of Incorporation and By-laws. The certificate of incorporation of the Company will be the certificate of incorporation of the Surviving Corporation and will be amended as of the Effective Time to read in its entirety like the certificate of incorporation of Merger Sub except that Article First of such certificate of incorporation will read in its entirety as follows: "The name of the Corporation is SMTEK International, Inc." until thereafter changed or amended as provided therein or by applicable Law. The bylaws of Merger Sub, as in effect immediately before the Effective Time, will be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein, by the certificate of incorporation or by applicable Law.

                  Section 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
               CORPORATIONS; SURRENDER OF CERTIFICATES AND PAYMENT

                  Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

                  (a) Merger Sub's Common Stock. Each share of Merger Sub's common stock, par value $0.01 per share ("MERGER SUB COMMON STOCK"), outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Owned Stock. Each share of Company Common Stock that is owned by Parent or any direct or indirect subsidiary of Parent immediately prior to the Effective Time and any Company Common Stock held in the treasury of the Company immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares that are owned by Dissenting Stockholders that have properly exercised appraisal rights pursuant to Section 262 of the DGCL) will be converted into the right to receive (i) a number of fully paid, non-assessable shares of common stock, no par value, of Parent ("PARENT COMMON STOCK") equal to the Exchange Ratio (the "STOCK CONSIDERATION"), and (ii) $10.725 in cash without interest from Parent (the "CASH CONSIDERATION" and, together with the Stock Consideration, the "MERGER CONSIDERATION"). The "EXCHANGE RATIO" shall be equal to the Stock Value divided by the Closing VWAP; provided, however, that the Exchange Ratio shall be less than the Maximum Exchange Ratio. If the Exchange Ratio would have been equal to or greater than the Maximum Exchange Ratio but for the proviso in the previous sentence, then the Company may, in its sole discretion, require that, in lieu of the Stock Consideration, Parent make a cash payment in an amount equal to the Stock Value (as calculated below) in addition to the Cash Consideration (the "CASH ELECTION"), and the term Merger Consideration shall include this cash payment as opposed to the Stock Consideration. All Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.1(c) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented such Company Common Stock ("COMPANY CERTIFICATE") shall thereafter cease to have any rights with respect to such Company Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of Company Common Stock become entitled in accordance with this Article II upon the surrender of such Company Certificate. "STOCK VALUE" means the sum of (x) $3.575 plus (y) 0.25 multiplied by the Post-Signing VWAP minus (z) 0.25 multiplied by $13.4329; provided, however, that the Stock Value shall not be less than $3.475 or greater than $4.275. "CLOSING VWAP" means the volume weighted average price of Parent Common Stock for the 20 consecutive Trading Days in the period ending on the Trading Day immediately prior to the Closing Date, as reported by Bloomberg, Inc. "MAXIMUM EXCHANGE

RATIO" means 0.199 multiplied by a fraction, the numerator of which is the total number of shares of Parent Common Stock outstanding immediately prior to the Effective Time and the denominator of which is the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time. "POST-SIGNING VWAP" means the volume weighted average price of Parent Common Stock for the 20 consecutive Trading Days in the period beginning on the Trading Day immediately following the date of this Agreement, as reported by Bloomberg, Inc. "TRADING DAY" means a day on which the New York Stock Exchange, Inc. ("NYSE") is open for trading and on which the Parent Common Stock was traded.

                  Section 2.2 Exchange of Certificates.

                  (a) Exchange Agent. Prior to the Effective Time, Parent will designate a national bank or trust company to act as agent of Parent for purposes of, among other things, mailing and receiving transmittal letters and distributing the Merger Consideration to the Company stockholders (the "EXCHANGE AGENT"). As of the Effective Time, Parent and the Exchange Agent shall enter into an agreement which will provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash and certificates representing the shares of Parent Common Stock (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash proceeds thereof being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock.

                  (b) Exchange Procedures.

                           (i) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Company Certificate whose shares of Company Common Stock were converted into the right to receive Merger Consideration (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon proper delivery of the Company Certificates to the Exchange Agent and will be in such form and have such other provisions as Parent and the Company may specify consistent with this Agreement) and (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration.

                           (ii) After the Effective Time, and upon surrender in accordance with Section 2.2(b)(i) of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive therefor pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e), and the Company Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that are not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered (the "Transferee") if such Company Certificate is properly endorsed or otherwise in proper form for transfer and the Transferee pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Company Certificate or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Company Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Company Certificate pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with
         Section 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article II.

                  (c) Dividends; Other Distributions. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby, and, in the case of Company Certificates representing Company Common Stock, no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock will be paid by Parent to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Company Certificate in accordance with this
Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there will be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and, in the case of Company Certificates representing Company Common Stock, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and all Cash Consideration paid upon the surrender for exchange of Company Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) and Section 2.2(e)) will be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the shares of Company Common Stock, theretofore represented by such Company Certificates, subject, however, to Parent's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock that remain unpaid at the Effective Time, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article II, except as otherwise provided by Law.

                  (e) No Fractional Shares.

                           (i) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates, no dividend or distribution of Parent will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                           (ii) In lieu of the issuance of fractional shares, the Exchange Agent shall sell such number of whole shares of Parent Common Stock in the open market in order to pay each holder of Company Common Stock entitled to receive a fractional share of Parent Common Stock an amount in cash equal to the product obtained by multiplying
         (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Closing VWAP.

                           (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 2.2(c).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Certificates for six months after the Effective Time will be delivered to Parent, upon demand, and any holders of the Company Certificates who have not theretofore complied with this Article II may thereafter look only to Parent for payment of their claim for Stock Consideration, Cash Consideration, any dividends or distributions with respect to Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock.

                  (g) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent will be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments will be paid to Parent.

                  (i) Lost Certificates. If any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

                  Section 2.3 Certain Adjustments. If after the date of this Agreement and at or prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, stock split, subdivision, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon or rights issued in respect thereof with a record date within such period, or any similar event occurs (any such action, an "ADJUSTMENT EVENT"), each of the Exchange Ratio, Stock Consideration and the Cash Consideration will be adjusted accordingly, without duplication, to provide to the holders of Company Common Stock the same economic effect and percentage ownership of Parent Common Stock as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, stock split, subdivision, combination, exchange or dividend or similar event.

                  Section 2.4 Dissenters' Rights. Shares of Company Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with Section 262 of the DGCL ("DISSENTING SHARES") will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares (a "DISSENTING STOCKHOLDER") withdraws his demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws (in accordance with Section 262(k) of the DGCL) his, her or its demand for such appraisal or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares will cease to be a Dissenting Share and will be converted into and represent the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to stockholders' rights of appraisal. Parent and the Company shall cooperate in conducting all negotiations and proceedings with respect to demand for appraisal under the DGCL; provided, however, that Parent shall control all financial settlements with respect to such negotiations and proceedings. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals of Dissenting Shares, compromise or offer to settle or settle any such demands or approve any withdrawal of any such demands.

                  Section 2.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                  Section 2.6 Withholding Rights. The Surviving Corporation, Parent or the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the

Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts withheld shall be treated for purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 Representations and Warranties of Company. Except as set forth (i) on the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), or
(ii) in the Company SEC Documents (as defined below) filed prior to the date of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub as follows:

                  (a) Organization, Standing and Corporate Power. The Company and each of the Company Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-laws, each as amended to date.

                  (b) Subsidiaries. Section 3.1(b) of the Company Disclosure Letter, sets forth all the subsidiaries of the Company (each a "COMPANY SUBSIDIARY," collectively, the "COMPANY SUBSIDIARIES," and together with the Company, the "COMPANY ENTITIES"), specifying those that are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")). All outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries (excluding SMTEK International (Thailand) Limited) are beneficially owned, directly or indirectly, by the Company. The Company owns 4,999,992 shares of capital stock of SMTEK International (Thailand) Limited, constituting at least 99% of all outstanding shares of capital stock or other equity interests of SMTEK International (Thailand) Limited. The Company does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person.

                  (c) Capital Structure. The authorized capital stock of the Company consists entirely of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $1.00 per share ("PREFERRED STOCK"), of which 250,000 shares have been designated as Series A Preferred Stock. At the close of business on November 15, 2004: (i) 2,700,745 shares of Company Common Stock were issued and outstanding, no shares of restricted stock were issued and outstanding and no shares of Company Common Stock were held in the treasury of the Company; (ii) no shares of Series A Preferred Stock were issued or outstanding, (iii) 308,710 shares of Company Common Stock were subject to outstanding employee or director stock options to purchase Company Common Stock or other common stock awards granted under the Amended and Restated 1996 Stock Incentive Plan, effective June 10, 1996, 60,305 shares of Company Common Stock were subject to outstanding employee or director stock options to purchase Company Common Stock or other common stock awards granted under the Amended and Restated 1998 Non-Employee Directors Stock Plan, and 258,814 shares of company Common Stock were subject to outstanding employee or director stock options to purchase Company Common Stock or other common stock awards granted under the 2003 Equity Incentive Plan, effective November 13, 2003, (such stock plans, collectively, the "COMPANY STOCK PLANS" and such stock options, collectively, the "COMPANY STOCK OPTIONS"), and (iv) 15,000 shares of Company Common Stock were subject to outstanding warrants (the "COMPANY WARRANTS") to purchase Company Common Stock under a warrant agreement (the "WARRANT AGREEMENTS").
Section 3.1(c) of the Company Disclosure Letter sets forth the holders of all outstanding Company Stock Options, restricted stock, performance shares or units, deferred shares, stock units and other stock awards and the number, exercise prices, vesting schedules, performance targets, expiration dates and other forfeiture provisions of each grant to such holders. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. Except as set forth in this Section 3.1(c), (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company or any Company Subsidiary, (B) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any Company Subsidiary, or (C) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Company Subsidiary and (ii) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any Company Subsidiary or assets or calculated in accordance therewith.

                  (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Stockholder Approval. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not,
(i) conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of any of the Company Entities, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Company Entities under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Company Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any judgment, order, decree or Law applicable to any of the Company Entities or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company and that would not prevent or materially delay consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "GOVERNMENTAL ENTITY") or any third party is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "PROXY STATEMENT") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) or such other applicable sections of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, including but not limited to a filing on Form 8-K announcing the transactions contemplated by this Agreement; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;
(iii) the consents, approvals, orders or authorizations set forth on Section 3.1(d) of the Company Disclosure Letter; and (iv) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company and would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

                  (e) SEC Reports and Financial Statements; Undisclosed Liabilities; Internal Controls.

                           (i) The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, with the SEC since January 1, 2001 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). No Company Subsidiary is required to make any filings with the SEC. Except (A) as reflected in such financial statements or in the notes thereto or (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company.

                           (iii) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom) except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the Company's system of internal controls described in the following sentence. As and to the extent described in the Company SEC Documents, the Company and the Company Subsidiaries have devised and maintain a system of internal controls and procedures sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company (A) has designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, (B) has disclosed within the Company SEC Documents any change in the Company's internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company's internal control over financial reporting, and (C) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors (1) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors or audit committee of the Company's Board of Directors since January 1, 2003.

                  (f) Information Supplied. The information supplied or to be supplied by the Company in writing and designated specifically for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "FORM S-4") will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

                  (g) Absence of Certain Changes or Events. Since June 25, 2004,
(i) each of the Company Entities has conducted its respective operations only in the ordinary course consistent with past practice, (ii) there has not been a material adverse change relating to the Company, (iii) none of the Company Entities has taken action that if taken after the date of this Agreement would constitute a violation of Section 4.1(a), (iv) except in connection with or as expressly permitted in this Agreement, no Company Entity has incurred nor will there have arisen any liabilities (direct, contingent or otherwise) material to the Company Entities, taken as a whole, and (v) no Company Entity has engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business (except for the transactions contemplated by this Agreement).

                  (h) Compliance with Applicable Laws; Litigation.

                           (i) The operations of the Company Entities have not been and are not being conducted in violation of any Law (including, but not limited to, the Sarbanes-Oxley Act of 2002 and the USA PATRIOT Act of 2001) or any Permit, except where such violations, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. None of the Company Entities has received any written notice, or has knowledge of any claim, alleging any such violation.

                           (ii) The Company Entities hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other persons necessary for the conduct of their respective businesses as currently conducted ("PERMITS"), except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. None of the Company Entities has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

                           (iii) No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case, with respect to the Company or any Company Subsidiary or any of their respective properties is pending or, to the knowledge of the Company, threatened.

                  (i) Employee Benefit Plans.

                           (i) Section 3.1(i)(i) of the Company Disclosure Letter sets forth a true and complete list of (A) each United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, severance or other material employee benefit plan, agreement, arrangement or understanding maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute, and (B) each change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound (collectively, the "COMPANY BENEFIT PLANS"). For purposes of this Agreement, the term "FOREIGN PLAN" refers to each plan, agreement, arrangement or understanding that is subject to or governed by the Laws of any jurisdiction other than the United States and that would have been treated as a Company Benefit Plan had it been a United States plan, agreement, arrangement or understanding. Section 3.1(i)(i) of the Company Disclosure Letter sets forth a true and correct list of the Foreign Plans. Neither the Company nor any Company Subsidiary has any material liability with respect to any plan, agreement, arrangement or understanding of the type described in this paragraph other than the Company Benefit Plans and the Foreign Plans.

                           (ii) Each Company Benefit Plan has been administered in accordance with its terms, all applicable Laws, including the Employee Retirement Income Security

         Act of 1974, as amended ("ERISA"), and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Company Benefit Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The Company and all Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. Each Company Benefit Plan that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the knowledge of the Company, there exists no facts or circumstances that have caused or could reasonably be expected to cause a failure to be so qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code, except for any such failure that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. All contributions to, and payments from, the Company Benefit Plans that are required to have been made in accordance with such Company Benefit Plans, ERISA or the Code have been timely made other than any failures that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. All trusts providing funding for Company Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans, have been operated and administered in compliance with all applicable requirements such that neither the Company, any Company Subsidiary, any Company Benefit Plan nor such trust or fund is subject to any material taxes, penalties or other liabilities imposed as a consequence of failure to comply with such requirements. No welfare benefit fund (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans has provided any "disqualified benefit" (as defined in Section 4976(b)(1) of the Code) for which the Company or any Company Subsidiary has or had any liability for the excise tax imposed by Section 4976 of the Code which will not be fully satisfied prior to Closing.

                           (iii) Neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA AFFILIATE") has incurred any material liability under Title IV of ERISA (other than for premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code that will not be fully satisfied prior to the Closing, and no condition exists that presents a risk to the Company or any ERISA Affiliate of the Company of incurring any such liability. No Company Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and
         Section 412 of the Code been requested of or granted by the Internal Revenue Service with respect to any Company Benefit Plan, nor has any lien in favor of any Company Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Neither the Company nor any ERISA Affiliate has been required to provide security to any defined benefit pension plan pursuant to Section 401(a)(29) of the Code. With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, the actuarial present value of all accrued benefits under such Company Benefit Plan (whether or not vested), based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared for such Company Benefit Plan does not exceed the fair market value of the assets of such Company Benefit Plan by a material amount. With respect to each Company Benefit Plan that is subject to Title IV of ERISA, there has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder which has not been fully and accurately reported in a timely fashion (other than reportable events with respect to which the 30-day notice requirement has been waived), as required, or which, whether or not reported, would constitute grounds for the Pension Benefit Guaranty Corporation (the "PBGC") to institute termination proceedings with respect to such Company Benefit Plan.

                           (iv) No Company Benefit Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by Law, and with respect to any Company Benefit Plan set forth on Section 3.1(i)(iv) of the Company Disclosure Letter, the Company and the Company Subsidiaries have reserved all rights necessary to amend or terminate each of such plans without the consent of any other person.

                           (v) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company or the Company Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

                           (vi) Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
         Section 280G of the Code. No Company Benefit Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code. The disallowance of a deduction under
         Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any Company Subsidiary under any Company Benefit Plan.

                           (vii) With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan, including, without limitation, all Company Benefit Plan documents and trust agreements; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.

                           (viii) No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any material withdrawal liability under a Multiemployer Plan that will not be fully satisfied prior to Closing. None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates would incur any material withdrawal liability (within the meaning of Part 1 of Subtitle E of Title IV of ERISA) if the Company, the Company Subsidiaries or any of their respective ERISA Affiliates withdrew (within the meaning of Part 1 of Subtitle E of Title IV of ERISA) on the Closing Date from each Multiemployer Plan to which the Company, the Company Subsidiaries or any of their respective ERISA Affiliates has an obligation to contribute on the date of this Agreement. To the knowledge of the Company, no Multiemployer Plan to which the Company, the Company Subsidiaries or any of their respective ERISA Affiliates contributes is in reorganization (within the meaning of Section 4241 of ERISA) or is reasonably likely to commence reorganization.

                           (ix) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any Company Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

                           (x) There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that would result in a material liability or excise tax under ERISA or the Code being imposed on the Company or any of the Company Subsidiaries.

                           (xi) With respect to any insurance policy that has, or does, provide funding for benefits under any Company Benefit Plan, no insurance company issuing any such policy is, to the knowledge of the Company, in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any such insurer are imminent.

                           (xii) With respect to each Foreign Plan: (A) all amounts required to be reserved under each book reserved Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established; (B) each Foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable Law, except for any failures to do so that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company; (C) the fair market value of the assets of each funded Foreign Plan that is a defined benefit pension plan (or termination indemnity plan), and the liability of each insurer for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) and is funded through insurance or the book reserve established for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) that utilizes book reserves, together with any accrued contributions, are not materially less than the amount necessary to procure or provide for the liability for accrued benefits with respect to those current and former employees of the Company and the Company Subsidiaries that participate in such Foreign Plan according to the reasonable actuarial or other applicable assumptions and valuations most recently used to determine employer contributions to, or the funded status or book reserve of, such Foreign Plans; (D) each Foreign Plan complies with all applicable Laws, except for any failures to do so that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company; (E) all contributions required to have been made to such Foreign Plan have been timely made; and (F) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened.

                           (xiii) For purposes of this Section 3.1(i), the term "EMPLOYEE" will be considered to include individuals rendering personal services to the Company or any Company Subsidiary as independent contractors.

                  (j) Taxes. (i) The Company and each Company Subsidiary has filed all Tax Returns required to be filed, and all such returns are materially complete and accurate; (ii) the Company and each Company Subsidiary has paid all Taxes due; (iii) there are no pending, or, to the knowledge of the Company threatened, audits, examinations, investigations or other proceedings in respect of Taxes relating to the Company or any Company Subsidiary; (iv) there are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries, other than Liens for Taxes not yet due and Liens for Taxes that are being contested in good faith by appropriate proceedings; (v) neither the Company nor any of the Company Subsidiaries has any liability for Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law as a transferee or successor, by contract, or otherwise); (vi) neither the Company nor any Company Subsidiary is a party to any agreement relating to the allocation or sharing of Taxes; (vii) neither the Company nor any Company Subsidiary will be required to include any adjustment in taxable income for any Tax period ending after the Closing Date (a "POST-CLOSING TAX PERIOD") under Section 481(c) of the Code (or any comparable provision of Law) as a result of a change in method of accounting for any Tax period (or portion thereof) ending prior to the Closing Date (a "PRE-CLOSING TAX PERIOD") or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of the Company or any Company Subsidiary for any Pre-Closing Tax Period; (viii) the financial statements included in the Company SEC Documents reflect an adequate reserve for all Taxes for which the Company or any Company Subsidiary may be liable for all taxable periods and portions thereof through the date hereof; (ix) no person has granted any extension or waiver of the statute of limitations period applicable to any Tax of the Company or any Company Subsidiary or any affiliated, combined or unitary group of which the Company or any Company Subsidiary is or was a member, which period (after giving effect to such extension or waiver), extension or waiver has not yet expired; (x) neither the Company nor any Company Subsidiary has distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code; (xi) neither the Company nor any Company Subsidiary has participated in any transaction that has been identified by the Internal Revenue Service in published guidance as a reportable transaction; and
(xii) the consolidated federal income Tax Returns of the Company have been examined, or the statute of limitations has closed, with respect to all taxable years through and including June 30, 2002. As used in this Agreement, "TAX" or "TAXES" includes all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto. As used herein, "TAX RETURN" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

                  (k) Environmental Matters.

                           (i) Except as disclosed in the Company SEC Reports filed since June 25, 2004 (the "RECENT SEC REPORTS") or on Section 3.1(k) of the Company Disclosure Letter, or where noncompliance, individually or in the aggregate, will not have or result in a material adverse effect on the Company, the Company Entities are and have been for the past five years in compliance with all applicable Environmental Laws and Environmental Permits.

                           (ii) Except as disclosed in the Recent SEC Reports or on Section 3.1(k)(ii) of the Company Disclosure Letter, there are no written (or, to the knowledge of the Company, other) Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary and, to the knowledge of the Company, there are no existing conditions, circumstances or facts which would reasonably be expected to give rise to an Environmental Claim that would reasonably be expected to have or result in a material adverse effect on the Company.

                           (iii) The Company has set forth on Section
         3.1(k)(iii) of the Company Disclosure Letter all material information, including such studies, reports, correspondence, notices of violation, requests for information, audits, analyses and test results and any other documents, in the possession, custody or control of or otherwise known and available to the Company Entities relating to (A) the Company Entities' compliance or noncompliance with Environmental Laws and Environmental Permits for the past five years, or (B) Environmental Conditions on, under or about any of the properties or assets owned, leased, or operated by any of the Company Entities at the present time or for which any of the Company Entities would reasonably be expected to be responsible or liable.

                           (iv) Except as disclosed in the Recent SEC Reports or on Section 3.1(k)(iv) of the Company Disclosure Letter, no Hazardous Substance (as defined below) has been generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, currently or previously owned, leased or operated properties in violation of applicable Environmental Laws or Environmental Permits that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company and there have been no Releases of any Hazardous Substance in, on, under, from or affecting any currently or previously owned, leased or operated properties that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company.

                           (v) Except as disclosed in the Recent SEC Reports or on Section 3.1(k)(v) of the Company Disclosure Letter, none of the Company or the Company Subsidiaries has received from any Governmental Entity or other third party any written (or, to the knowledge of the Company, other) notice that any of them or any of their predecessors is or may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened Release of Hazardous Substance at any site or facility that is, has been or could reasonably be expected to be listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, the National Corrective Action Priority System or any similar or analogous federal, state, provincial, territorial, municipal, county, local or other domestic or foreign list, schedule, inventory or database of Hazardous Substance sites or facilities.

                           (vi) To the knowledge of the Company, neither this Agreement nor the transactions contemplated hereby will result in any requirement for environmental disclosure, investigation, cleanup, removal or remedial action, or notification to or consent of any Governmental Entity or third party, with respect to any property owned, leased or operated by the Company or any Company Subsidiary, pursuant to any Environmental Law, including, without limitation, any so-called "property transfer law."

                           (vii) Except as disclosed in the Recent SEC Reports or on Section 3.1(k)(vii) of the Company Disclosure Letter, none of the Company or the Company Subsidiaries has assumed, undertaken or otherwise become subject to any liability of any other person relating to or arising from Environmental Laws.

                           (viii) Except as disclosed in the Recent SEC Reports or on Section 3.1(k)(viii) of the Company Disclosure Letter, to the knowledge of the Company, there are no currently proposed revisions to Environmental Laws by any Governmental Entity or upcoming requirements pursuant to Environmental Laws which, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the Company.

                           (ix) Except as disclosed in the Recent SEC Reports or on Section 3.1(k)(ix) of the Company Disclosure Letter, there exist no Environmental Conditions relating to any currently or previously owned, leased or operated properties which, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the Company.

                           (x) As used in this Agreement:

                                    (A) the term "ENVIRONMENT" means soil,
                  surface waters, ground water, land, stream sediment, surface and subsurface strata, ambient air, indoor air or indoor air quality;

                                    (B) the term "ENVIRONMENTAL CLAIM" means any
                  written or other claim, demand, suit, action, proceeding, order, investigation or notice to any of the Company Entities by any person alleging any potential liability (including, without limitation, potential liability for investigatory costs, risk assessment costs, cleanup costs, removal costs, remedial costs, operation and maintenance costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from (1) alleged noncompliance with any Environmental Law or Environmental Permit, (2) alleged injury or damage arising from exposure to Hazardous Substances, or (3) the presence, Release or threatened Release into the Environment, of any Hazardous Substance at or from any location, whether or not owned, leased or operated by the Company or any Company Subsidiary;

                                    (C) the term "ENVIRONMENTAL LAWS" means all
                  Laws relating to (1) pollution or protection of the Environment, (2) emissions, discharges, Releases or threatened Releases of Hazardous Substances, (3) threats to human health or ecological resources arising from exposure to Hazardous Substances, or (4) the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conversation and Recovery Act, the Clean Air Act, the Clean Water Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and any similar foreign, state or local Laws;

                                    (D) the term "HAZARDOUS SUBSTANCE" means (1)
                  chemicals, pollutants, contaminants, hazardous wastes, toxic substances, toxic mold, radiation and radioactive materials,
                  (2) any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), petroleum or petroleum-derived substances or wastes, leaded paints, or radon gas or related materials, (3) any substance that requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (4) any substance that is regulated under any Environmental Law;

                                    (E) the term "RELEASE" means any releasing,
                  disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, placing and the like, or otherwise entering into the Environment (including, but not limited to, the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substances and any condition that results in exposure of a person to a Hazardous Substance);

                                    (F) the term "LAW" means any foreign,
                  federal, state or local law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by a court or other Governmental Entity;

                                    (G) the term "ENVIRONMENTAL PERMIT" means
                  all Permits and the timely submission of applications for Permits, as required under Environmental Laws; and

                                    (H) the term "ENVIRONMENTAL CONDITION" means
                  any contamination, damage, injury or other condition related to Hazardous Substances and includes, without limitation, any present or former Hazardous Substance treatment, storage, disposal or recycling units, underground storage tanks, wastewater treatment or management systems, wetlands, sumps, lagoons, impoundments, landfills, ponds, incinerators, wells, asbestos containing materials, lead paint or PCB-containing articles.

                  (l) Real Property; Assets.

                           (i) Section 3.1(l)(i) of the Company Disclosure Letter contains a true and complete list and brief description of each parcel of real property owned by the Company and the Company Subsidiaries (the "OWNED REAL PROPERTY"). The Company or a Company Subsidiary has good and marketable fee simple title to all such Owned Real Property.

                           (ii) Section 3.1(l)(ii) of the Company Disclosure Letter contains a true and complete list and brief description of all real property leased by the Company and the Company Subsidiaries, all of which are hereinafter referred to as the "LEASED REAL PROPERTY." The Owned Real Property and Leased Real Property constitute all of the real property occupied or used by the Company and the Company Subsidiaries in connection with the operation of their respective businesses as currently conducted. The Company or a Company Subsidiary has a valid leasehold interest in or valid rights to all Leased Real Property. The Company has made available to Parent true and complete copies of all leases of the Leased Real Property (the "LEASES"). No option, extension or renewal has been exercised under any Lease except options, extensions or renewals whose exercise has been evidenced by a written document, a true and complete copy of which has been made available to Parent with the corresponding Lease. Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all Leases to which it is a party and under which it is in occupancy, and all such Leases are in full force and effect. To the knowledge of the Company, the lessors under the Leases to which the Company or a Company Subsidiary is a party have complied in all material respects with the terms of their respective Leases. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such Leases, except where a failure to do so, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

                           (iii) None of the Owned Real Property or Leased Real Property is subject to any Liens (whether absolute, accrued, contingent or otherwise).

                           (iv) The Company has good and valid title to all properties, assets and rights relating to or used or held for use in connection with the business of the Company and such properties, assets and rights comprise all of the assets required for the conduct of the business of the Company as now being conducted. All such properties, assets and rights are in all material respects adequate for the purposes for which such assets are currently used or held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear).

                  (m) Intellectual Property.

                           (i) The term "INTELLECTUAL PROPERTY" means all of the following that is owned by, issued or licensed to Company or the Company Subsidiaries which is used in and material to the business of the Company or the Company Subsidiaries, including, without limitation,
         (A) all patents, trademarks, trade names, trade dress, assumed names, service marks, logos, copyrights registered with the U.S. Copyright Office or its foreign equivalents, Internet domain names and corporate names together with all applications, registrations, renewals and all goodwill associated therewith; (B) all trade secrets and confidential information (including, without limitation, customer lists, know-how, formulae, manufacturing and production processes, research, financial business information and marketing plans) owned or used by the Company or the Company Subsidiaries; (C) information technologies (including, without limitation, software programs, data and related documentation); and (D) other intellectual property rights and all copies and tangible embodiments of any of the foregoing in whatever form or medium. Section 3.1(m)(i) of the Company Disclosure Letter sets forth a complete and accurate list of all Intellectual Property set forth in Clause (A) of this Section 3.1(m)(i).

                           (ii) (A) the Company or the Company Subsidiaries own and possess all right, title and interest in and to, or have a valid and enforceable license to use, the Intellectual Property necessary for the operation of their respective businesses as currently conducted;
         (B) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made, is currently outstanding or is threatened, and, to the knowledge of the Company, there are no grounds for the same; (C) neither the Company nor any of the Company Subsidiaries has received any written notices of, or is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or other conflict with, any third party with respect to the Intellectual Property; (D) to the knowledge of the Company, neither the Company nor the Company Subsidiaries nor the conduct of their respective businesses has infringed, misappropriated or otherwise conflicted with any intellectual property rights or other rights of any third parties and neither the Company nor any of the Company Subsidiaries is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company's and the Company Subsidiaries' respective businesses as currently conducted. The Company has delivered to Parent prior to the date of this Agreement complete and correct copies of all licenses to use Intellectual Property.

                           (iii) (A) The transactions contemplated by this Agreement will have no material adverse effect on the right, title and interest of the Company and the Company Subsidiaries in and to the Intellectual Property; and (B) the Company or each of the Company Subsidiaries, as the case may be, has, consistent with reasonable business judgment, taken appropriate action to maintain and protect the Intellectual Property and, until the Effective Time, shall continue to maintain and protect the Intellectual Property so as to not materially adversely affect the validity or enforceability of the Intellectual Property.

                  (n) Labor Agreements and Employee Issues. Section 3.1(n) of the Company Disclosure Letter sets forth a true and complete list of each collective bargaining agreement or other labor agreement with any union or labor organization to which the Company or any of the Company Subsidiaries is a party. The Company and Company Subsidiaries have provided true and complete copies of all collective bargaining agreements or other agreements identified in Section 3.1(n) of the Company Disclosure Letter. The Company and Company Subsidiaries are in material compliance with each of the collective bargaining agreements or other agreements identified in Section 3.1(n) of the Company Disclosure Letter. The Company is unaware of any effort, activity or proceeding of any labor organization (or representative thereof) to organize any of its or their employees that are not specifically identified in Section 3.1(n) of the Company Disclosure Letter. The Company and the Company Subsidiaries are not, and have not since January 1, 2003, been subject to any pending, or to the knowledge of the Company, threatened (i) unfair labor practice charges and/or complaint, (ii) grievance proceeding or arbitration proceeding arising under any collective bargaining agreement or other labor agreement identified in Section 3.1(n) of the Company Disclosure Letter, (iii) claim, suit, action or governmental investigation relating to employees, including but not limited to, discrimination, wrongful discharge, or violation of any state and/or federal statute relating to employment practices, (iv) strike, lockout or dispute, slowdown or work stoppage or (v) claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company or any Company Subsidiary, except for the foregoing which, in the case of Clauses (i), (ii), (iii) and (iv), would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Company. Neither the Company nor the Company Subsidiaries is a party to, or is otherwise bound by, any consent decree with any Governmental Entity relating to employees or employment practices of the Company or Company Subsidiaries.

                  (o) Certain Contracts. Except as expressly permitted by
Section 4.1(a), neither the Company nor any Company Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors, executive officers or key employees, or with any consultants involving the payment of $50,000 or more per annum, (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed as an exhibit to or incorporated by reference in the Company SEC Reports, (iii) which materially limits the ability of the Company or any Company Subsidiary to compete in any line of business, in any geographic area or with any person, or which requires referrals of any business or requires the Company or any of its affiliates to make available investment opportunities to any person on a priority, equal or exclusive basis, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) which would reasonably be expected to prohibit or delay the consummation of any of the transactions contemplated by this Agreement, (vii) for the distribution or resale of the products of the Company or any Company Subsidiary, (viii) with respect to indebtedness for borrowed money, including letters of credit, guaranties, indentures, swaps and similar agreements, in excess of $100,000, and
(ix) with respect to capital expenditures or commitments, except as set forth on
Section 4.1(a)(v) of the Company Disclosure Letter. The Company has previously made available to Parent complete and accurate copies of all Company Contracts. Each contract, arrangement, commitment or understanding of the type described in this Section 3.1(o), whether or not set forth on Section 3.1(o) of the Company Disclosure Letter, is referred to herein as a "COMPANY CONTRACT," and neither the Company nor any Company Subsidiary knows of, or has received written notice of, any violation of the above by any of the other parties thereto. All contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company (other than any wholly owned Company Subsidiary), on the one hand, and the Company or any Subsidiary of Company, on the other hand, are on terms no less favorable to the Company or to such Company Subsidiary than would be obtained with an unaffiliated third party on an arm's-length basis.

                  (p) Insurance. The Company has delivered to Parent prior to the date of this Agreement complete and accurate copies of all insurance policies that are owned by the Company or any of the Company Subsidiaries or which names the Company or any of the Company Subsidiaries as an insured (or loss payee), including those which pertain to the Company's or any of the Company Subsidiaries' assets, employees or operations. All such insurance policies are in full force and effect, are in such amounts and cover such losses and risks as are consistent with industry practice and, in the reasonable judgment of senior management of the Company, are adequate to protect the properties and businesses of the Company and the Company Subsidiaries and all premiums due thereunder have been paid. Neither the Company nor any of the Company Subsidiaries has received notice of cancellation of any such insurance policies.

                  (q) Acquisitions and Divestitures. Set forth on Section 3.1(q) of the Company Disclosure Letter is a brief description of each acquisition and divestiture of a business or product line made by the Company or any Company Subsidiary since January 1, 2001.

                  (r) Affiliate Transactions. Other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or the Company Subsidiaries, no director, officer or other affiliate (as hereinafter defined) of the Company or any "associate" (as hereinafter defined) of any director, officer or other affiliate of the Company, directly or indirectly, has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of the Company or any Company Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Company Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Company Subsidiary. For purposes of this Section 3.1(r), the terms "affiliate" and "associate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Securities Exchange Act; provided, however, that for purposes of this Section 3.1(r), the term "associate" shall not include any corporation or organization of which any person is a beneficial owner of ten percent or more of any class of securities of such corporation or organization unless such person holds ten percent or more of such securities as of the date hereof.

                  (s) Voting Requirement. The affirmative vote at the Stockholders Meeting of at least a majority of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (the "STOCKHOLDER APPROVAL").

                  (t) State Takeover Statutes. The Board of Directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other anti-takeover Law (each, a "TAKEOVER STATUTE") (including the interested stockholder provisions codified in Section 203 of the DGCL) or any anti-takeover provision in the Company's Certificate of Incorporation or By-laws is applicable to this Agreement, the Merger, the Stockholders Agreement and the transactions contemplated by this Agreement and the Stockholders Agreement. No other Takeover Statute is applicable to this Agreement, the Merger, the Stockholders Agreement or the other transactions contemplated by this Agreement or the Stockholders Agreement. The Board of Directors of the Company has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (iii) unanimously resolved to recommend to such stockholders that they vote in favor of the Merger and (iv) taken all corporate action required to be taken by the Board of Directors of the Company for the consummation of the transactions contemplated by this Agreement.

                  (u) Opinion of Financial Advisor. The Company has received the opinion of Duff & Phelps, LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of shares of Company Common Stock, a signed copy of which opinion will be made available to Parent promptly after the date of this Agreement.

                  (v) Brokers. Except for Duff & Phelps, LLC and Duff & Phelps Securities, LLC, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements under which any fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

                  Section 3.2 Representations and Warranties of Parent and Merger Sub. Except as set forth in the Parent SEC Documents (as defined below) filed prior to the date of this Agreement, each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

                  (b) Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the Articles of Incorporation or By-laws of Parent, (ii) conflict with the Certificate of Incorporation or By-laws of Merger Sub, (iii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent, Merger Sub or their respective properties or assets, or (iv) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any judgment, order, decree or Law applicable to Parent, Merger Sub or their respective properties or assets, other than, in the case of clauses (iii) and (iv), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent or Merger Sub and that would not prevent or materially delay consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity or third party is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing with the SEC of the Form S-4; (ii) the filing of the Certificate of Merger with the Secretary of the State of Delaware; and (iii) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent or Merger Sub and would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

                  (c) SEC Reports and Financial Statements; Undisclosed Liabilities; Internal Controls.

                           (i) Parent has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act and the Exchange Act, with the SEC since January 1, 2001 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "PARENT SEC DOCUMENTS"). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) The financial statements of the Parent included in the Parent SEC Documents comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Parent and its subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). No Parent subsidiary is required to make any filings with the SEC. Except (A) as reflected in such financial statements or in the notes thereto or (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Parent nor any Parent subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on Parent.

                           (iii) The records, systems, controls, data and information of the Parent and the Parent subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Parent or the Parent subsidiaries or their accountants (including all means of access thereto and therefrom) except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence. As and to the extent described in the Parent SEC Documents, the Parent and the Parent subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Parent (A) has designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated subsidiaries, is made known to the management of Parent by others within those entities, and
         (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Parent's auditors and the audit committee of the Parent's Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Parent's ability to record, process, summarize and report financial data and has identified for the Parent's auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent's internal controls.

                  (d) Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub in writing and designated specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

                  (e) Compliance with Applicable Laws; Litigation.

                           (i) The operations of the Parent and its subsidiaries (collectively, the "PARENT ENTITIES") have not been and are not being conducted in violation of any Law (including, but not limited to, the Sarbanes-Oxley Act of 2002 and the USA PATRIOT Act of 2001) or any Permit, except where such violations, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent. None of the Parent Entities has received any written notice, or has knowledge of any claim, alleging any such violation.

                           (ii) The Parent Entities hold all Permits necessary for the conduct of their respective businesses as currently conducted, except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent. None of the Parent Entities has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Parent has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent.

                           (iii) No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case, with respect to any Parent Entity or any of their respective properties is pending or, to the knowledge of the Parent, threatened.

                  (f) Available Funds. Parent and Merger Subsidiary have available to them, or, as of the Effective Time will have available to them, all funds necessary for the payment of the aggregate Cash Consideration and have funds available to them to satisfy all their obligations under this Agreement which are required to be complied with prior to the Closing.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1 Conduct of Business.

                  (a) Conduct of Business by the Company. Except as set forth on
Section 4.1(a) of the Company Disclosure Letter, except as otherwise contemplated by this Agreement or except as consented to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance with all applicable Laws and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not and shall not permit any Company Subsidiary to, except as set forth on Section 4.1(a) of the Company Disclosure Letter, except as otherwise contemplated by this Agreement or except as consented to in writing by Parent:

                           (i) (A) other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except for issuances of Company Common Stock upon the exercise of the Company Stock Options under the Company Stock Plans or in connection with other awards under the Company Stock Plans, in each case, outstanding as of the date of this Agreement, and in accordance with their present terms or (C) except pursuant to agreements entered into with respect to the Company Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options under the Company Stock Plans or in connection with other awards under the Company Stock Plans, in each case, outstanding as of the date of this Agreement, and in accordance with their present terms;

                           (iii) (A) amend its certificate of incorporation or by-laws (or other comparable organizational documents) or (B) merge or consolidate with any person;

                           (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets involving more than $150,000 in the aggregate other than dispositions of inventory in the ordinary course of business consistent with past practice;

                           (v) enter into commitments for capital expenditures except in accordance with the Company's capital expenditure plan set forth on Section 4.1(a)(v) of the Company Disclosure Letter, including with respect to timing and amount;

                           (vi) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) other than indebtedness under the Company's existing line of credit with Wells Fargo, or (B) incur short-term indebtedness other than under lines of credit existing on the date of this Agreement;

                           (vii) except as set forth on Section 4.1(a)(vii) of the Company Disclosure Letter (A) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer or, other than in the ordinary course of business consistent with past practice, employee or consultant; (B) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Company Benefit Plan or Foreign Plan; (C) enter into or amend any employment, bonus, severance, change in control, retention agreement or any similar agreement with any director, officer or, other than in the ordinary course of business consistent with past practice, employee or consultant or any collective bargaining agreement or, grant any severance, bonus, termination, or retention pay to any officer, director or, other than in the ordinary course of business consistent with past practice, employee or consultant of the Company or any Company Subsidiaries; or (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding Company Benefit Plan or Foreign Plan;

                           (viii) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles);

                           (ix) acquire by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

                           (x) except in the ordinary course of business consistent with past practice, make or rescind any express or deemed election or settle or compromise any claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes;

                           (xi) satisfy any claims or liabilities, other than satisfaction in the ordinary course of business consistent with past practice;

                           (xii) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary and except for employee advances for expenses in the ordinary course of business consistent with past practice;

                           (xiii) other than in the ordinary course of business consistent with past practice, (A) modify, amend or terminate any contract, (B) waive, release, relinquish or assign any contract (or any of the Company's or any Company Subsidiary's rights thereunder), right or claim, or (C) cancel or forgive any indebtedness owed to the Company or any Company Subsidiary; provided, however, that, subject to Section 5.12, the Company may not under any circumstance waive or release any of its rights under any confidentiality and/or standstill agreement to which it is a party; or

                           (xiv) authorize, or commit or agree to take, any of the foregoing actions.

                  (b) Other Actions. Except as required by Law, the Company, Parent and Merger Sub shall not, and, in the case of the Company, shall not permit any Company Subsidiary to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (c) Advice of Changes. Each of the Company, Parent and Merger Sub shall promptly advise the other parties to this Agreement orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in
Article VI to be satisfied; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

                  Section 4.2 No Solicitation by the Company.

                  (a) Company Takeover Proposal. The Company shall, and shall cause the Company Subsidiaries, and its and their officers, directors, employees, financial advisors, attorneys, accountants and other advisors, investment bankers, representatives and agents retained by the Company or any of the Company Subsidiaries (collectively, "REPRESENTATIVES") to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any parties conducted heretofore with respect to, or that could reasonably be expected to lead to, any Company Takeover Proposal. From and after the date of this Agreement, the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any of its or the Company Subsidiaries' Representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or would be reasonably likely to lead to, a Company Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Company Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, or (iii) initiate or participate in any way in any discussions or negotiations regarding, or furnish or disclose to any person (other than a party to this Agreement) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that, at any time prior to obtaining the Stockholder Approval, in response to an unsolicited bona fide written Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Company Takeover Proposal was made after the date hereof and did not otherwise result from a breach of this Section 4.2, the Company may, if and only to the extent that its Board of Directors determines in good faith (after consulting with outside legal counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under the DGCL, and subject to compliance with
Section 4.2(c), (i) furnish information with respect to the Company and the Company Subsidiaries to the person making such Company Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement; provided, however, that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (ii) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its representatives) regarding such Company Takeover Proposal.

                  (b) Definitions. As used herein, (i) "SUPERIOR PROPOSAL" means a bona fide written proposal from any person to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, all of the combined voting power of the Company then outstanding or all or substantially all of the assets of the Company (A) that the Board of Directors of the Company determines in its good faith judgment (after consulting with and receipt of written advice from a nationally recognized investment banking firm), taking into account all legal, financial and regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), would be more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Company Takeover Proposal) and is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being consummated on the terms proposed, and (B) for which financing, to the extent required, is than committed and (ii) "COMPANY TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of the Company Subsidiaries, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of the Company Subsidiaries, or (D) any merger, consolidation, business combination, asset purchase, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Company Subsidiaries, other than the transactions contemplated by this Agreement.

                  (c) Actions by the Company. Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal (any action described in this clause (i) being referred to as a "COMPANY ADVERSE RECOMMENDATION CHANGE") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Company Takeover Proposal (other than a confidentiality agreement, referred to in Section 4.2(a)) (an "ACQUISITION AGREEMENT"). Notwithstanding the foregoing, in the event that the Board of Directors of the Company receives a Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be a Superior Proposal, and which Company Takeover Proposal was made after the date hereof and did not otherwise result from a breach of this Section 4.2, the Board of Directors of the Company may, if and only to the extent that the Board of Directors of the Company determines in good faith (after consulting with outside legal counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under the DGCL, make a Company Adverse Recommendation Change, if the Company provides written notice (a "NOTICE OF ADVERSE RECOMMENDATION") advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation).

                  (d) Notice of Company Takeover Proposal. From and after the date of this Agreement, the Company shall promptly (but in any event within one calendar day) advise Parent and Merger Sub in writing of the receipt, directly or indirectly, of any inquiries, requests, discussions, negotiations or proposals relating to a Company Takeover Proposal, or any request for nonpublic information relating to any of the Company Entities by any person that informs the Company or its Representatives that such person is considering making, or has made, a Company Takeover Proposal, or an inquiry from a person seeking to have discussions or negotiations relating to a possible Company Takeover Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the specific terms and conditions thereof and the identity of the other party or parties involved and promptly furnish to Parent and Merger Sub a copy of any such written inquiry, request or proposal and copies of any information provided to or by any third party relating thereto, including copies of any subsequent material documentation or correspondence relating thereto.

                  (e) Rule 14e-2(a), Rule 14d-9 and Other Applicable Law. Nothing contained in this Section 4.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 (a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), such disclosure would be required under applicable Law; provided, however, that compliance with such rules and Laws shall not in any way limit or modify the effect that any action taken pursuant to such rules and Laws has under any other provision of this Agreement.

                  (f) Return or Destruction of Confidential Information. The Company agrees that immediately following the execution of this Agreement it shall request each person which has heretofore executed a confidentiality agreement in connection with such person's consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such person by or on the Company's behalf.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

Section 5.1 Preparation of the Form S-4 Proxy Statement; Stockholders Meeting.

                  (a) Form S-4 Proxy Statement. As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use all reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the

Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to the Proxy Statement will be made by the Company, in each case, without providing the other party and its respective counsel the reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information must be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

                  (b) Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") in accordance with Law, the Company's Certificate of Incorporation and the Company's By-laws for the purpose of obtaining the Stockholder Approval and shall, (i) through the Board of Directors of the Company, except as otherwise permitted by Section 4.2(c), recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and include in the Proxy Statement such recommendation and (ii) use its reasonable best efforts to solicit and obtain such adoption. Without limiting the generality of the foregoing, subject to its rights under Section 4.2(c), the Company agrees that its obligations pursuant to the first sentence of this
Section 5.1(b) shall not be affected by any Company Adverse Recommendation Change or the commencement, public proposal, public disclosure or communication to the Company or its stockholders of any Company Takeover Proposal.

                  Section 5.2 Letters of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent two letters from the Company's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 5.3 Letters of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to the Company two letters from Parent's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 5.4 Access to Information; Confidentiality. To the extent permitted by applicable Law and subject to the Agreement, dated September 2, 2004, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), the Company shall, and shall cause the Company Subsidiaries to, afford to Parent and Merger Sub and their Representatives, full access, during normal business hours during the period prior to the Effective Time, to all of the Company Entities properties, books, contracts, commitments, personnel and records and all other information concerning their business, properties and personnel as Parent or Merger Sub may reasonably request. Parent and Merger Sub shall hold, and shall cause its respective Representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

                  Section 5.5 Reasonable Best Efforts; Cooperation.

                  (a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) No Takeover Statutes Apply. In connection with and without limiting the foregoing, the Company, Parent and Merger Sub shall (i) take all action necessary to ensure that no Takeover Statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement. Nothing in this Agreement will be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective subsidiaries if the Board of Directors of Parent determines that so doing would materially impair the benefit intended to be obtained by Parent in the Merger.

                  (c) Significant Developments. The Company shall consult and cooperate with Parent with respect to significant developments in its business and shall give reasonable consideration to the Parent's views with respect thereto.

                  (d) Stockholders Agreement. The Company shall use reasonable best efforts to cause The Gene Haas Trust DTD 3-9-99 to deliver to Parent a duly executed counterpart to the Stockholders Agreement promptly following the date of this Agreement.

                  Section 5.6 Stock Options, Warrants and Restricted Stock. The parties hereto intend that neither Parent, Merger Subsidiary nor Surviving Corporation shall assume any Company Stock Options or Company Warrants in connection with the transactions contemplated by this Agreement. Prior to the Effective Time, in accordance with the terms of the Company Stock Plans and the Warrant Agreements, each outstanding Company Stock Option and Company Warrant will fully accelerate and vest and will be deemed exercisable and converted into the right to receive an amount in cash equal to the excess of (a) the sum of (i) the Stock Value plus (ii) the Cash Consideration over (b) the per share exercise price of such Company Stock Option and Company Warrant, as applicable. The Company shall obtain any consents required of holders of Company Stock Options and Company Warrants, as applicable, to effectuate the foregoing. Except as provided in this Agreement or as otherwise agreed to by the parties in writing, the Company shall cause the Company Stock Plans and Warrant Agreements to terminate as of the Effective Time and the Company shall ensure that following the Effective Time no person, including any holder of Company Stock Options or Company Warrants or any participant in the Company Stock Plans, shall have any right to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                  Section 5.7 Indemnification.

                  (a) Rights Assumed by Surviving Corporation. Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and will continue in full force and effect in accordance with their terms and such rights will not be amended, or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by Law.

                  (b) Successors and Assigns of Surviving Corporation. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.7.

                  (c) Continuing Coverage. For six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) (the "INDEMNIFIED PARTIES") on terms with respect to such coverage and amount no less favorable than those of such current insurance coverage; provided, however, that in no event will Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and provided, further, that, if the annual premiums of such insurance coverage exceed such amount, Parent will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (d) Intended Beneficiaries. The provisions of this Section 5.7 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  Section 5.8 Public Announcements. Parent and the Company shall consult with each other before holding any press conferences, analysts calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

                  Section 5.9 Affiliates. The Company shall deliver to Parent at least 45 days prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

                  Section 5.10 NYSE Listing. Parent shall use its reasonable best efforts to cause the Parent Common Stock issuable to the Company's stockholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

                  Section 5.11 Stockholder Litigation. The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company agrees that it will not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, which shall not be unreasonably withheld.

                  Section 5.12 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of the Company Subsidiaries is a party, other than (a) the Confidentiality Agreement, pursuant to its terms or by written agreement of the parties thereto,
(b) confidentiality agreements under which the Company does not provide any confidential information to third parties or (c) standstill agreements that do not relate to the equity securities of the Company or any of the Company Subsidiaries. During such period, the Company shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                  Section 5.13 Transition. In order to facilitate an orderly transition of the management of the business of the Company and the Company Subsidiaries to Parent and in order to facilitate the integration of the operations of the Company and Parent and its subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to the realized by Parent and the Company as a result of the Merger, the Company shall and shall cause the Company Subsidiaries to consult with Parent on all strategic and operational matters to the extent such consultation is not in violation of applicable Law, including Laws regarding the exchange of information and other Laws regarding competition. The Company shall and shall cause the Company Subsidiaries to make available to Parent at the facilities of the Company and the Company Subsidiaries, where determined by Parent to be appropriate and necessary, office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the provisions of Section 5.5, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable written notice to the Company, be entitled to review the operations and visit the facilities of the Company and the Company Subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangements. Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' respective operations.

                  Section 5.14 Section 16(b). Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 under the Exchange Act.

                  Section 5.15 Employee Benefit Matters.

                  (a) Company Benefit Plans. The Company shall adopt such amendments to the Company Benefit Plans as are reasonably requested by Parent and as may be necessary to ensure that Company Benefit Plans cover only employees and former employees (and their dependents and beneficiaries) of the Company and the Company Subsidiaries following the consummation of the transactions contemplated by this Agreement. With respect to any Company Common Stock held by any Company Benefit Plan as of the date of this Agreement or thereafter, the Company shall take all actions necessary or appropriate (including such actions as are reasonably requested by Parent) to ensure that all participant voting procedures contained in the Company Benefit Plans relating to such shares, and all applicable provisions of ERISA, are complied with in full.

                  (b) Affected Employees. Parent and Merger Subsidiary agree that they shall cause the Surviving Corporation to honor all employee compensation and Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof as may be permitted by such terms. For a period of not less than 12 months following the Effective Time, Parent and Merger Subsidiary shall provide, or shall cause to be provided, to those individuals who were employees of the Company and the Company Subsidiaries immediately before the Effective Time (the "AFFECTED EMPLOYEES") compensation and employee benefits no less favorable in the aggregate than those provided to the Affected Employees immediately before the Effective Time.

                  (c) New Plans. For all purposes under the employee benefit plans of Parent and Merger Subsidiary and their affiliates providing benefits to any Affected Employees after the Effective Time (the "NEW PLANS"), each Affected Employee shall receive credit for his or her service with the Company, the Company Subsidiaries and their affiliates before the Effective Time for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under a New Plan that is a defined benefit plan, as defined in Section 3(35) of ERISA) to the same extent as such Affected Employee was entitled, before the Effective Time, to credit for such service under any similar or comparable Company Benefit Plan. In addition, and without limiting the generality of the foregoing:

                           (i) At and after the Effective Time, each Affected Employee immediately shall be eligible to participate, without any waiting period, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plan in which such Affected Employee participated immediately before the Effective Time (such plans, collectively, the "OLD PLANS"); and

                           (ii) For purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Affected Employee, Parent and Merger Subsidiary shall cause all pre-existing condition limitations and exclusions and all actively-at-work requirements of such New Plan to be waived for such Affected Employee and his or her covered dependents (but only to the extent that such limitations, exclusions and requirements would have been waived (or inapplicable) under the comparable Old Plans), and Parent and Merger Subsidiary shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependants for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Stockholder Approval must have been obtained.

                  (b) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, Merger Sub, the Company or any Company Subsidiary to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have or result in, individually or in the aggregate, a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, must have been obtained in form and substance reasonably satisfactory to Parent.

                  (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") is in effect preventing the consummation of the Merger or prohibiting or limiting the ownership or operation by Parent, Merger Sub, the Company or any of their respective subsidiaries of any material portion of the business or assets of Parent, Merger Sub or the Company and their respective subsidiaries taken as a whole, or compelling the Company, Parent or Merger Sub and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or Merger Sub and their respective subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or which otherwise is reasonably likely to have or result in, individually or in the aggregate, a material adverse effect on the Company or Parent, as applicable; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (d) Form S-4. The Form S-4 must have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order.

                  (e) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders as contemplated by this Agreement must have been approved for listing on the NYSE, subject to official notice of issuance.

                  Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1(c) must be true and correct in all respects both when made and as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties of the Company set forth herein must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the Company.

                  (b) Performance of Obligations of the Company. The Company must have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) Officer's Certificate. The Company must have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied.

                  Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have or result in, individually or in the aggregate, a material adverse effect on Parent and Merger Sub.

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub must have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) Officer's Certificate. Each of Parent and Merger Sub must have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

                  Section 6.4 Frustration of Closing Conditions. Neither Parent or Merger Sub nor the Company may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                  ARTICLE VII

                                  TERMINATION

                  Section 7.1 Termination.

                  (a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval, by mutual written consent of Parent, Merger Sub and the Company.

                  (b) Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval, by either Parent or the Company:

                           (i) if the Merger has not been consummated by April 29, 2005 or such later date, if any, as Parent and the Company agree upon in writing (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose breach of any provision of this Agreement results in or causes the failure of the Merger to be consummated by such time;

                           (ii) if the Stockholders Meeting (including any adjournment or postponement thereof) has concluded and the Stockholder Approval was not obtained; or

                           (iii) if any Restraint having any of the effects set forth in Section 6.1(c) is in effect and has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) is not available to any party whose breach of any provision of this Agreement results in or causes such Restraint.

                  (c) Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval, by Parent:

                           (i) if the Company (A) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 6.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied, and in the case of both (A) and (B), such breach or failure to perform (1) is not cured within 30 days after receipt of written notice thereof or (2) is incapable of being cured by the Company by the Termination Date;

                           (ii) if (A) the Board of Directors of the Company or any committee thereof has made a Company Adverse Recommendation Change,
         (B) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with the Company, Parent and Merger Sub, and the Company's Board of Directors shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) Business Days after such tender offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer, or (C) the Company has breached the provisions of Section 4.2 or Section 5.1(b); or

                           (iii) if the Company has made the Cash Election.

                  (d) Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval, by the Company:

                           (i) if either Parent or Merger Sub (A) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 6.3(b) would not be satisfied, or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied, and, in the case of both (A) and (B) such breach or failure to perform (1) is not cured within 30 days after receipt of written notice thereof or (2) is incapable of being cured by Parent by the Termination Date; or

                           (ii) if the Exchange Ratio would have been equal to or greater than the Maximum Exchange Ratio but for the proviso of the second sentence of Section 2.1(c) hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) is not available to the Company if it has made the Cash Election.

                  Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 5.4 (last sentence), Section 5.8, this Section 7.2, Section 7.3, and Article VIII, which provisions survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  Section 7.3 Fees and Expenses.

                  (a) Division of Fees and Expenses. Except as provided in this
Section 7.3, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees).

                  (b) Event of Termination. In the event that this Agreement (i) is terminated pursuant to Section 7.1(c)(ii), (ii) is terminated at any time that this Agreement is terminable pursuant to Section 7.1(c)(ii), or (iii) is terminated pursuant to Section 7.1(b)(i) (other than because of the failure of the conditions set forth in Section 6.1(d) or Section 6.1(e)), Section 7.1(b)(ii) or Section 7.1(c)(i) and (A) prior to such termination, a third party shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal and

(B) within 12 months of such termination the Company or any of the Company Subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Takeover Proposal, then the Company shall (1) in the case of termination pursuant to clause (i) or (ii) of this Section 7.3(b), promptly, but in no event later than two Business Days after the date of such termination, or
(2) in the case of termination pursuant to clause (iii) of this Section 7.3(b), upon the earlier to occur of the execution of such definitive agreement and such consummation, pay Parent a non-refundable fee equal to $900,000 (the "TERMINATION FEE"), payable by wire transfer of same day funds to an account designated in writing to the Company by Parent. In the event that this Agreement
(x) is terminated pursuant to Section 7.1(d)(ii), (y) is terminated at any time that this Agreement is terminable pursuant to Section 7.1(d)(ii), or (z) is terminated by the Company pursuant to Section 7.1(b)(i) as a result of the failure of the satisfaction of a condition precedent in Section 6.1(d) or
Section 6.1(e), then Parent shall promptly, but in no event later than two Business Days after the date of such termination, pay the Company the Termination Fee, payable by wire transfer of same day funds to an account designated in writing to Parent by the Company. In the event that this Agreement is terminated pursuant to Section 7.1(c)(iii) and is not then otherwise terminable by Parent, then Parent shall promptly, but in no event later than two Business Days after the date of such termination, pay the Company a non-refundable fee equal to $3,500,000, payable by wire transfer of same day funds to an account designated in writing to Parent by the Company.

                  (c) Failure to Pay Transaction Fee. The parties hereto acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the a party hereto fails to pay promptly the Transaction Fee due pursuant to this
Section 7.3, and, in order to obtain such payment, another party hereto commences a suit that results in a judgment against the a party for the Termination Fee, the party owing the Termination Fee shall pay to the other party such party's costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except the covenants and agreements contained in Articles II and VIII and in Sections 5.6, 5.7 and 5.15, each of which will survive in accordance with its terms.

                  Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

                  if to the Company, to:

                           SMTEK International, Inc.
                           200 Science Drive
                           Moorpark, California 93021
                           Telecopy No.: (805) 532-1608
                           Attention: President

                           with a copy to:

                           Perkins Coie LLP
                           1620 26th Street
                           Santa Monica, CA 90404-4013
                           Telecopy No.: (310) 788-3399
                           Attention: David J. Katz

                  if to Parent, to:

                           CTS Corporation
                           905 West Boulevard North
                           Elkhart, Indiana 46514
                           Telecopy No.: (574) 294-6151
                           Attention: General Counsel

                           with a copy to:

                           Jones Day
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Telecopy No.: (216) 579-0212
                           Attention: Lyle G. Ganske
                  if to Merger Sub, to:

                           Cardinal Acquisition, Inc.
                           c/o CTS Corporation
                           905 West Boulevard North
                           Elkhart, Indiana 46514
                           Telecopy No.:  (574) 294-6151
                           Attention: General Counsel

                           with a copy to:

                           Jones Day
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Telecopy No.: (216) 579-0212
                           Attention: Lyle G. Ganske

                  Section 8.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (a) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns), (b) "KNOWLEDGE" of any person that is not an individual means the knowledge after due inquiry of such person's executive officers and employees with direct responsibility for the subject matter to which such knowledge relates, (c) "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise, (d) "LIENS" means all pledges, claims, liens, options, charges, easements, restrictions, covenants, conditions of record, encroachments, encumbrances and security interests of any kind or nature whatsoever, (e) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole, and the terms "material" and "materially" have correlative meanings, provided, however, that for purposes of this definition, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a material adverse effect on such entity: (i) a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts' earnings or other estimates or projections (excluding the underlying change, effect, event, occurrence or state of facts giving rise to such decrease or failure), (ii) any change event, violation, inaccuracy, circumstance or effect that results from (A) the public announcement or pendency of the transactions contemplated hereby, (B) changes affecting the electronic manufacturing services industry generally, or (C) changes generally affecting the United States economy or Thailand economy, and (f) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person.

                  Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.7, are not intended to confer upon any person other than the parties any rights or remedies.

                  Section 8.6 Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any assignment in violation of this Section 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

                  Section 8.8 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

                  Section 8.9 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 8.10 Amendment. This Agreement may be amended by the parties at any time before or after the Stockholder Approval; provided, however, that, after the Stockholder Approval, there is not to be made any amendment that by Law requires further approval by the stockholders of the Company without further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  Section 8.11 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.10, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                  Section 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                     (SIGNATURES ARE ON THE FOLLOWING PAGE.)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       SMTEK INTERNATIONAL, INC.

                                       By: /s/ Kirk A. Waldron
                                           -------------------------------------
                                           Name: Kirk A. Waldron
                                           Title: Interim President,
                                                  Senior Vice President and
                                                  Chief Financial Officer

                                       CTS CORPORATION

                                       By: /s/ Donald K. Schwanz
                                           -------------------------------------
                                           Name: Donald K. Schwanz
                                           Title: President and
                                                  Chief Executive Officer

                                       CARDINAL ACQUISITION, INC.

                                       By: /s/ Donald K. Schwanz
                                           -------------------------------------
                                           Name: Donald K. Schwanz
                                           Title: President

                                                                       EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER

CTS Corporation
905 West Boulevard North
Elkhart, Indiana 46514

SMTEK International, Inc.
200 Science Drive
Moonpark, California 93021

Cardinal Acquisition, Inc.
c/o CTS Corporation
905 West Boulevard North
Elkhart, Indiana 46514

Ladies and Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2004 (the "MERGER AGREEMENT"), by and among SMTEK International, Inc., a Delaware corporation (the "COMPANY"), Cardinal Acquisition, Inc., a Delaware corporation ("MERGER SUB") and CTS Corporation, an Indiana Corporation ("PARENT"), Merger Sub will merge with and into the Company (the "MERGER"), with the Company as the surviving corporation. As a result of the Merger, the undersigned may receive shares of common stock, no par value per share, of Parent ("PARENT COMMON STOCK") in exchange for shares owned by the undersigned of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK").

         The undersigned acknowledges that the undersigned may be deemed an "AFFILIATE" of the Company within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933 (the "SECURITIES ACT") by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact. If in fact the undersigned is an affiliate of the Company under the Securities Act, the undersigned's ability to sell, assign or transfer Parent Common Stock received by the undersigned in exchange for any shares of the Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent is under no obligation to register the sale, assignment, transfer or other disposition of Parent Common Stock to be received by the undersigned in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.

         The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign, transfer or otherwise dispose of any of Parent Common Stock received by the undersigned in exchange for shares of the Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated under the Securities

Act or (iii) in a transaction which, in the opinion of counsel of Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

         In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter.

         The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon evidence of compliance with Rule 145 under the Securities Act and, if requested by Parent, receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

         There will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate are issued, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, assigned, transferred or otherwise disposed of except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                      Very truly yours,

                                      ____________________________________
                                      Name:

Dated:  _____________, 2005

                                      A-2